Exhibit 23.1

Onestop Assurance PAC
Co. Registration No.: 201823302D
Tel: 9644 9531
10 Anson road #13-09
International plaza
Singapore-079903
Email: audit@onestop-ca.com
Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated December 30, 2022, relating to the consolidated financial statements of Meta Data Limited (the “Company”), included in its Annual Report on Form 20-F, for the year ended August 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ OneStop Assurance PAC

Singapore

June 14, 2023